UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2014

99 CENTS ONLY STORES LLC

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

99 Cents Only Stores LLC (the “Company”) filed with the Securities and Exchange Commission a Transition Report filed on Form 10-K on April 22, 2014 (the “Transition Report”). The Summary Compensation Table that was included in the Transition Report did not include bonus compensation for the 2014 fiscal year because the amounts of such bonuses were not determined and calculable at the time the Transition Report was filed.

On August 25, 2014, the Compensation Committee of the Board of Directors of the Company authorized and approved the payment of cash bonuses for the 2014 fiscal year to the Company’s named executive officers. The table below reflects the amounts of the fiscal 2014 bonus payments, the total fiscal 2014 compensation as reported in the Transition Report and the total recalculated compensation, including bonus payments approved for the Company’s named executive officers, for fiscal year 2014.

Name and Principal Position	Fiscal 2014 Bonus	Total Fiscal 2014 Compensation as Reported in the Transition Report	Total Fiscal 2014 Compensation Including Fiscal 2014 Bonus

Stéphane Gonthier President and Chief Executive Officer	$372,653	$10,335,200	$10,707,853

Frank Schools Senior Vice President, Chief Financial Officer and Treasurer	$74,412	$302,832	$377,244

Michael Kvitko Executive Vice President, Chief Merchandising Officer	$106,702	$470,297	$576,999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99 CENTS ONLY STORES LLC

Dated: August 28, 2014	By:	/s/ Chris Laurence
Christopher Laurence
Interim Chief Financial Officer